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                                                                       EXHIBIT 3

                             JOINT FILING AGREEMENT

      This will confirm the agreement by and among the undersigned that the
Schedule 13D, filed on or about this date, and any further amendments to the
Schedule 13D with respect to the beneficial ownership by the undersigned of ordinary shares, par value 0.01 New Israeli Shekels per share, of Verisity Ltd. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 24, 2005
                                  CADENCE DESIGN SYSTEMS, INC.


                                  By:/s/ R.L. Smith McKeithen
                                     -----------------------------------------
                                          R.L. Smith McKeithen
                                          Senior Vice President, General Counsel
                                          and Secretary


                                  SCIOTO RIVER LTD.


                                  By:/s/ R.L. Smith McKeithen
                                     -----------------------------------------
                                          R.L. Smith McKeithen
                                          Secretary